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                                                           EXHIBIT 11.1

                                  PSINET INC.


CALCULATION OF BASIC AND DILUTED LOSS PER SHARE AND WEIGHTED AVERAGE SHARES USED
                          IN CALCULATION  (UNAUDITED)

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                                                               THREE MONTHS ENDED
                                                               SEPTEMBER 30, 1998
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Weighted average shares outstanding:
Common stock:
     Shares outstanding at beginning of period................       51,252,158
     Weighted average shares issued during the three months
     ended September 30, 1998 (538,182 shares)................          407,170
                                                                  -------------
                                                                     51,659,328
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Net loss to common shareholders...............................    $ (48,116,000)
                                                                  =============
Basic and diluted loss per share..............................    $       (0.93)
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